UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue, Anaheim, California 92807
(Address of Principal Executive Offices) (Zip Code)

(800) 615-0869
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 15, 2009, the Registrant signed a stock purchase agreement for the sale of 80,645 shares of its restricted common stock (the “Shares”) for $1.55 per share for an aggregate of $125,000.  In connection with the sale of Shares, the buyer will receive 20,161 warrants with an exercise price of $1.76 per share and expiring on May 15, 2012.  The Common Stock shares and warrants were issued on May 19, 2009.

Item 3.02  Unregistered Shares of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

On May 1, 2009, the Company’s Board of Directors (the “Board”) approved the issuance of 4,279,021 unregistered shares of Common Stock to Joseph Scalisi, the Company’s Co-President and stockholder, in exchange for the conversion of outstanding notes payable and advances from Mr. Scalisi and related accrued interest totaling $2,838,417.  The conversion consisted of related party notes payable and accrued interest totaling $639,328 that were converted into 963,812 shares of Common Stock and advances from officers and accrued interest totaling $2,199,089 that were converted into 3,315,209 shares of Common Stock.  The notes, advances and related accrued interest were converted into Company common stock at a conversion price of approximately $0.66 per share which represents an average of the closing stock price for the 10 business days prior to the conversion grant date.  The Common Stock shares were issued on May 15, 2009.

On May 1, 2009, the Company’s Board approved the issuance of 25,000 unregistered shares of Common Stock in exchange for accounting advisory services.  The Common Stock shares were issued on May 15, 2009 and valued at $44,000, which represents the fair market value of the services provided on the date of issuance.

On May 14, 2009, the Company’s Board approved the issuance of 1,671,814 unregistered shares of Common Stock to Dave Morse, the Company’s CEO and stockholder, in exchange for the conversion of outstanding advances from Mr. Morse totaling $1,377,574.  The advances were converted into Company common stock at a conversion price of approximately $0.82 per share which represents an average of the closing stock price for the 10 business days prior to the conversion grant date.  The Common Stock shares were issued on May 19, 2009.

On May 14, 2009, the Company’s Board approved the issuance of 300,000 unregistered shares of Common Stock to each of the Company’s officers, Dave Morse, Joseph Scalisi and Desiree Mejia.  The shares were issued in accordance with the officers’ “Executive Employment Agreement” whereby upon receiving FCC approval on the Personal Locator device, each officer is entitled to receive a bonus of 300,000 shares.  The Common Stock shares were issued on May 15, 2009 and valued at $1,584,000, which represents the fair market value of the services provided on the date of issuance.

Exemption From Registration. The shares of Common Stock referenced in this Item 3.02 were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock and warrants were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.41	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: May 21, 2009	By:	/s/ David Morse
David Morse
Chief Executive Officer

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